                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                 STATE OF
                                                                                PERCENTAGE      INCORPORATION
                                                                                    OF               OR
         PARENT                                 SUBSIDIARY                      OWNERSHIP       ORGANIZATION
--------------------------      -----------------------------------------       ---------       -------------
ITLA Capital Corporation        Imperial Capital Bank                              100%          California

ITLA Capital Corporation        ITLA Funding Corporation                           100%           Delaware

ITLA Funding Corporation        ITLA Servicing Corporation                         100%           Delaware

ITLA Funding Corporation        ITLA Commercial Warehouse Corporation              100%           Delaware

ITLA Capital Corporation        ITLA Management Corporation                        100%           Delaware

ITLA Management Corporation     ITLA Commercial Investment Corporation             100%           Maryland

Imperial Capital Bank           ITLA Commercial Securitization Corporation         100%           Delaware



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